Exhibit 10.3

                          STRATEGIC ALLIANCE AGREEMENT

      THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement"), entered into this 29th day of December, 2000, is by and between Ovation Products Corporation, a Delaware corporation ("Ovation"), and S. J. Electro Systems, Inc., a Minnesota corporation ("SJE").

                                    RECITALS

      A. Ovation is engaged in the design and development of distillation technology for use in wastewater treatment, water purification and related processes.

      B. SJE is engaged in the design, development, manufacture, marketing, sale and distribution of liquid level control devices for the water, sump and wastewater markets.

      C. The parties desire to work together to develop, market, sell and distribute septic appliances which incorporate Ovation's distiller technology.

      D. The parties are entering into contemporaneously with and conditional upon this Agreement that certain Distribution Agreement as well as a Series A Preferred Stock Purchase Agreement, First Refusal and Co-Sale Agreement, Investor Rights Agreement, Promissory Note, Pledge Agreement, Confidentiality Agreement and Intellectual Property Agreement.

                                    AGREEMENT

      NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Whenever  used in this  Agreement,  each of the  terms  set  forth in this
Article 1 shall have the meaning indicated:

      1.1 "Alliance Expenditure" means any expenditure incurred by either Ovation or SJE which is properly incurred by such party to perform its responsibilities relating to the Alliance and which is approved by the Committee including, but not limited to, the detailed itemization of proper expenditures as set forth in Exhibit 1.1 attached hereto.

      1.2 "Alliance Revenues" means all revenues generated by the sale of Septic Appliances. Alliance Revenues does not include revenues from the sale of SJE Options.

      1.3 "Commencement Date" means the date of this Agreement.

      1.4  "Net  Profit"   means  the  net  Alliance   Revenues   less  Alliance
Expenditures.

      1.5 "Profit  Sharing  Payment"  means a payment of Net Profit  pursuant to
Section 5.1 (c) of this Agreement.

      1.6 "Septic Appliance" means a wastewater treatment product, designed primarily for residential use, that is installed between a settling tank and a water disposal system, and uses Ovation technology to distill the effluent from the tank prior to disposal. A wastewater treatment product which meets these criteria but is installed in a commercial or industrial application shall be considered a Septic Appliance. The Septic Appliance includes the pickup apparatus for filtering effluent before it enters the distiller and the controls required for normal operation, monitoring and maintenance.

      1.7 "SJE Option" means any product that can be used in conjunction with a Septic Appliance but is not a part of a Septic Appliance.

                                    ARTICLE 2

                                  THE ALLIANCE

      2.1 FORMATION: PURPOSE. Ovation and SJE hereby form an alliance ("Alliance" or "Project") on the Commencement Date through which they agree to work together to develop, market and sell Septic Appliances pursuant to the terms of this Agreement.

      2.2 RESPONSIBILITIES OF OVATION. Ovation will be responsible for design, engineering and testing of the distillation technology which is to be used in the Septic Appliance. Ovation will also be primarily responsible for development of the remaining components of the Septic Appliance.

      2.3 RESPONSIBILITIES OF SJE. SJE will be responsible for external testing of the Septic Appliances, development and sale of standard control panel(s) for the Septic Appliance, and developing a marketing, sales, distribution and service network for the Septic Appliances.

      2.4 INDEPENDENT RELATIONSHIP; NO AGENCY. Each party's relationship to the other under this Agreement is that of an independent contractor. Although the parties will work closely together and coordinate their activities, each will perform its role and conduct its activities independently of the other. Subject to specific obligations set forth in this or other written agreements between Ovation and SJE, each party will determine, in its sole discretion, the manner and means by which it will perform its responsibilities under this Agreement. Nothing in this Agreement shall constitute either party as the agent or legal representative of the other party for any purpose, and no officer, representative or employee of either party shall be considered as having employee status with the other. Neither party is granted the right or authority to assume or to cease any obligation or responsibility, express or implied, in the name or on behalf of the other party except as may be specifically authorized in writing. Each party shall have the sole responsibility for the satisfaction of any and all claims made by third parties on account of its conduct or that of its employees or agents in the performance of this Agreement.

                                    ARTICLE 3

                                    COMMITTEE

      3.1 ALLIANCE COMMITTEE. A committee ("Alliance Committee" or "Committee") shall be formed to meet on a regular basis and to oversee the project. Each of the parties shall appoint two representatives to the Committee. The Committee will work together on a regular basis and meet not less than quarterly, to review progress and status, to review the work done by each of the parties, to prepare annual and long range plans, with budgets, for cooperation between the parties, and to serve as the first line of dispute resolution.

      3.2 COMMITTEE'S POWERS. The Committee shall generally have a non-decision making coordinating function but shall have decision making powers with respect to matters specifically authorized by this Agreement or by other written agreements of Ovation and SJE. The unanimous agreement of the Committee members is required for any decisions of the Committee. Duly made decisions of the Committee shall be binding on Ovation and SJE.

      3.3 COMMITTEE RECORDS. The Committee shall kept minutes and other records summarizing the activities of the Committee. For each meeting of the Committee, a Committee member shall be appointed as secretary who shall record minutes of the meeting and distribute the minutes promptly after the meeting.

      3.4 ANNUAL BUSINESS PLAN. Approximately three months prior to the end of each calendar year, the Committee shall finalize an annual business plan of the Alliance ("Annual Business Plan") for the following calendar year. The Annual Business Plan shall include, but not be limited to:

            (a) Targeted geographic markets for the Septic Appliances;

            (b) Product development activities and goals;

            (c) Sales objectives;

            (d) Planned distribution;

            (e) Pricing policies;

            (f) Expense budget reflecting expenses of each party that are properly shared by the Alliance;

            (g) Planned financial statements for the Alliance including budgets, and statements of profit and loss; and

            (h) Critical issues and strategies.

The initial Annual Business Plan shall be developed by the parties and reduced to writing no later than February 1, 2001.

      3.5 THREE-YEAR PLAN. Approximately three months prior to the end of each fiscal year, the Committee shall finalize a three-year plan for the three-year period commencing with the next calendar year ("Three-Year Plan"). The Three-Year Plan shall be prepared to include each item specified for the Annual Business Plan for the next three calendar years of the Alliance. The initial Three-Year Plan shall be developed by the parties and reduced to writing no later than February 1, 2001.

                                    ARTICLE 4

                                BOOKS AND RECORDS

      The parties agree on the following operating policies for the Alliance:

      4.1 BOOKS AND RECORDS. Each party will keep full, true and accurate records showing all revenues and expenditures made relating to its participation in the Alliance. Each item shall be entered in its books in accordance with generally accepted accounting principles, consistently applied.

      4.2 ALLIANCE BOOKS AND RECORDS. A separate set of books of account shall be kept which includes all items of revenue and expenditures which are allocable to the Alliance under the terms of this Agreement. These books shall be kept for the purpose of determining profitability of the Alliance, the amount of Alliance Expenditures of each party which are properly reimbursable from Alliance Revenues, and to assist the parties in planning the activities of the Alliance.

      4.3 ACCESS TO BOOKS AND RECORDS. Each party, at its own expense, shall be given full and complete access, through an accountant or other agent of its choice, to the books, records and facilities of the other party relating to any revenue, expenditure or activity of the Alliance, said access to be given during normal business hours for the purpose of inspection, making copies or any other purpose.

      4.4 PERIODIC REPORTS. So that the parties continuously can be informed about the progress of the Alliance, monthly reports setting forth Alliance Revenues, itemizing Alliance Expenditures and showing the computation of Net Profit shall be prepared by the Committee and furnished to each party.

                                    ARTICLE 5

                          ACCOUNTING AND PROFIT SHARING

      5.1 REIMBURSEMENT OF ALLIANCE EXPENDITURES. Each party shall receive reimbursement for all Alliance Expenditures which are incurred by it as follows:

            (a) No expenditure of a party incurred prior to the signing of this Agreement shall be reimbursed from Alliance Revenues.

            (b) During the period from the signing of this Agreement until the end of the quarter which is immediately prior to the first quarter in which the Alliance realizes a Net

      Profit, each party shall bear all Alliance Expenditures incurred by it except that the Alliance Expenditures incurred by it shall be reimbursed by a proportion of Alliance Revenues equal to the total Alliance Expenditures incurred by it divided by the total Alliance Expenditures incurred by both parties.

            (c) For each quarter beginning with the first calendar quarter in which Alliance Revenues exceed Alliance Expenditures, each party shall be paid 50% of the Net Profit for such quarter.

            (d) All expenditures and revenues of the Alliance shall be credited on an accrual basis. Cash received with respect to Alliance Revenues shall be paid on a monthly basis to a party in proportion that the amount of its credited but unpaid reimbursement entitlement bears to the total credited but unpaid reimbursement entitlement of both parties. SJE shall compute the amounts to be paid within fifteen (15) days after the end of each month and pay Ovation the amount it is entitled to be reimbursed within twenty (20) days after the end of each month. Any errors made in determining or paying amounts due in a given month shall be corrected in the next succeeding monthly computations and payments.

                                    ARTICLE 6

                     GRANT OF EXCLUSIVE DISTRIBUTION RIGHTS

      Ovation agrees to grant to SJE the exclusive right to market, sell and distribute Septic Appliances and certain other products pursuant to the terms and conditions of the Distribution Agreement attached hereto as Exhibit 6.

                                    ARTICLE 7

                                     SECRECY

      Each party agrees to comply with the terms of the Confidentiality Agreement attached hereto as Exhibit 7.

                                    ARTICLE 8

                              INTELLECTUAL PROPERTY

      Each party agrees to comply with and be bound by the terms and conditions relating to intellectual property attached hereto as Exhibit 8.

                                    ARTICLE 9

                                TERM; TERMINATION

      9.1 TERM. Unless earlier terminated in accordance with the terms of this Agreement, this Agreement will terminate upon the earlier of: (a) the expiration of the Exclusive Term as defined in Section 2.1 of the Distribution Agreement entered into between the parties of even date herewith or (b) the termination of the Distribution Agreement. This Agreement will be renewed only upon the written mutual agreement of the parties.

      9.2 EFFECT. Any termination of this Agreement shall not relieve either party from any obligations accrued prior to termination (including but not limited to the obligations set forth in Article 9 of this Agreement) or relieve a party in default from liability for any breach of this Agreement.

      9.3 DEFAULT. This Agreement may be terminated by either party in the event of a material breach or default by the other party under this Agreement or the Distribution Agreement, or a payment default under the Promissory Note on the part of SJE.

      9.4 CHANGE IN CONTROL. In the event that through one or a series of transactions a person who, prior to the first such transaction owned one percent (1%) or less of the voting stock of SJE, acquires more than fifty percent (50%) of such voting stock ("Change in Control") during the term of this Agreement, Ovation shall have the right to terminate this Agreement with the new owner of SJE in the event that sales of Products in each semi-annual period beginning immediately after the Change in Control do not equal at least fifty percent (50%) of the sales of the Products during the six-month period immediately prior to the Change in Control; provided, however, that if the Change in Control occurs before at least one full year of Product sales, and if Product sales during the initial one year period after the Change in Control are not equal to at least fifty percent (50%) of the Product sales projected for that period in the current Three-Year Plan, then Ovation shall have the right to terminate this Agreement with the new owners of SJE.

      9.5 LICENSE AGREEMENT. So long as this Agreement and the Distribution Agreement have not been terminated: (a) SJE shall have no right under the License Agreement attached as Exhibit 5.4 to the Distribution Agreement to: (i) manufacture Products or (ii) utilize intellectual property of Ovation for any purposes other than those contemplated in the Distribution Agreement and the Strategic Alliance Agreement; and (b) SJE shall not be obligated to make the payments under the License Agreement.

                                   ARTICLE 10

                             SETTLEMENT OF DISPUTES

      10.1 BASIC DISPUTE RESOLUTION PROCEDURES. Any dispute between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party will be resolved as specified in this Article 10.

            (a) Upon the written request of either party, each of the parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

            (b) The designated representatives will meet as often as necessary during a fifteen (15) day period (or such other time as the parties may agree) to gather and furnish to the other all information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

            (c) Such representatives will discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

            (d) During the course of such negotiation, all reasonable requests made by one party to the other for nonprivileged information reasonably related to this Agreement, will be honored in order that each of the parties may be fully advised of the other's position.

            (e) The specific format for such discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

      10.2 ARBITRATION. If the designated representatives cannot resolve the dispute, then the dispute will be resolved by arbitration, provided that resolution of disagreements on business issues shall be beyond the scope of the arbitrator's authority. Formal arbitration proceedings for the resolution of any arbitrable dispute may be commenced upon the earlier of:

            (a) The designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

            (b) Sixty (60) days after the initial request to negotiate such dispute (unless preliminary or temporary relief of an emergency nature is sought by one of the parties).

      10.3 ARBITRATION PROCEDURES. Any arbitrable disputes between the parties will be settled by arbitration under the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, to be conducted in Chicago, Illinois. There will be one (1) arbitrator chosen by mutual agreement of the parties or, in the event the parties cannot agree within thirty (30) calendar days of issuance of a written demand for arbitration by either party, by the American Arbitration Association. All proceedings by the arbitrator will be conducted in accordance with the rules of the American Arbitration Association, except to the extent the provisions of such rules are modified by this Agreement or the mutual agreement of the parties. Either party will have the right to discovery of evidence, but by the following methods only: (a) requests for production of documents and (b) depositions of no more than three (3) individuals. The arbitrator will supervise discovery and may, at the request of either party, award expenses of discovery (including reasonable attorneys' fees) to the requesting party for good cause shown. All discovery will be completed, and the arbitration hearing will commence, within forty-five (45) days after appointment of the arbitrator. The arbitration hearing will conclude within thirty (30) days after it commences. The award rendered in arbitration will be in writing and will be final and binding, and may be enforced in any court of competent jurisdiction. The fees and expenses of the arbitrator will be paid by the non-prevailing party.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 ASSIGNMENT. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned without the prior written consent by the other party except as otherwise specifically permitted hereunder.

      11.2 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be considered given on the day sent when given in one of the following ways with simultaneous transmission by e-mail to the e-mail address shown:

            (a) delivered personally;

            (b) sent by facsimile, telegram, telex or cable; or

            (c) by registered or certified mail, return receipt requested;

to the parties at the following addresses (or at such other address as a party may specify by written notice to the other):

            If to Ovation:              Mr. Allen Becker
                                        Ovation Products Corporation 395
                                        Dunstable Road Nashua, NH 03062
                                        Email: a_ becker@ovationproducts.com

            If to SJE:                  Mr. Nathan Felting
                                        S. J. Electro Systems, Inc.
                                        22650 County Highway 6
                                        P.O. Box 1708
                                        Detroit Lakes, MN 56502
                                        Email: nathanf@sjerhombus.com

      11.3 SURVIVAL OF OBLIGATIONS. Termination of this Agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omissions prior to such termination or expiration, nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of the party hereto which is expressly stated elsewhere in this Agreement to survive termination or expiration hereof.

      11.4 AMENDMENTS. Amendments to this Agreement must be made in writing and signed by both parties hereto.

      11.5 ENTIRE AGREEMENT. This Agreement (including its Exhibits as of the date hereof), the agreements contemplated by this Agreement as well as the Distribution Agreement, the Series A Preferred Stock Purchase Agreement, the
First Refusal and Co-Sale Agreement, the Investor Rights Agreement, the Promissory Note, the Pledge Agreement, the Confidentiality

Agreement and the Intellectual Property Agreement (collectively, the "Related Agreements"), constitute the entire agreement and understanding between the parties with respect to the subject matter and all other previous or currently existing agreements and understandings or other arrangements of any kind with respect to the said subject matter shall be canceled and superseded completely by the Related Agreements.

      11.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

      11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without regard to principles of conflicts of laws).

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

                                        OVATION PRODUCTS CORPORATION

                                        By: /s/ Allen E. Becker
                                            ------------------------------------
                                            Its: CEO

                                        S.J. ELECTRO SYSTEMS, INC.

                                        By: /s/ Laurie Lewandowski
                                            ------------------------------------
                                            Its: CEO

                                   EXHIBIT 1.1

                              ALLIANCE EXPENDITURES

                                     2001              2002              2003              2004              2005             2006
1     Septic Appliance
      Statement
2.    Unit Sales-SJE's
      Estimate                         50               500             1,400             4,500             9,000           17,000
3.    Unit Sales-Ovation
      Estimate with SJE               100             1,500             3,000             8,000            15,000           25,000
4.    Unit Sales-Ovation
      Estimate with other              25               300             3,000             6,000            16,000           30,000
5.
6.    Unit Selling Price     $      2,764      $      3,200      $      3,200      $      3,200      $      3,000     $      3,000
7.
8.    Unit Cost (per
      Ovation)               $      1,864      $        925      $      1,275      $      1,083      $        811     $        710
9.    Additional unit
      cost adder             $        450      $      1,075      $        600      $        600      $        600     $        600
10.   Panel costing          $        250      $        250      $        240      $        230      $        220     $        210
11.   Shipping/handling
      cost                   $        200      $        200      $        190      $        180      $        170     $        160
12.   Total septic
      alliance cost          $      2,764      $      2,450      $      2,305      $      2,093      $      1,801     $      1,680
13.
14.   Septic Appliance
      Sales                  $    276,400      $  4,800,000      $  9,600,000      $ 25,600,000      $ 45,000,000     $ 75,000,000
15.   Septic Appl Cost of
      Goods Sold             $    276,400      $  3,675,000      $  6,915,000      $ 16,744,000      $ 27,015,000     $ 42,000,000
16.
17.   Septic Gross Profit    $         --      $  1,125,000      $  2,685,000      $  8,856,000      $ 17,985,000     $ 33,000,000
18.   GP%                                                23%               28%               35%               40%               44%
19.
20.   SJE Operating
      Expenses
21.   Marketing - 8%         $     40,000      $    250,000      $    768,000      $  2,048,000      $  3,600,000     $  6,000,000
22.   Engineering - 1%       $    130,000      $    200,000      $     96,000      $    256,000      $    450,000     $    750,000
23.   Admin - 4%             $    130,000      $    250,000      $    384,000      $  1,024,000      $  1,800,000     $  3,000,000

                                     2007              2008
1     Septic Appliance
      Statement
2.    Unit Sales-SJE's
      Estimate                     25,000            37,500
3.    Unit Sales-Ovation
      Estimate with SJE            35,000            45,000
4.    Unit Sales-Ovation
      Estimate with other          45,000            55,000
5.
6.    Unit Selling Price     $      3,000      $      2,750
7.
8.    Unit Cost (per
      Ovation)               $        625      $        574
9.    Additional unit
      cost adder             $        600      $        600
10.   Panel costing          $        200      $        190
11.   Shipping/handling
      cost                   $        150      $        140
12.   Total septic
      alliance cost          $      1,575      $      1,504
13.
14.   Septic Appliance
      Sales                  $105,000,000      $123,750,000
15.   Septic Appl Cost of
      Goods Sold             $ 55,125,000      $ 67,680,000
16.
17.   Septic Gross Profit    $ 49,875,000      $ 56,070,000
18.   GP%                              48%               45%
19.
20.   SJE Operating
      Expenses
21.   Marketing - 8%         $  8,400,000      $  9,900,000
22.   Engineering - 1%       $  1,050,000      $  1,237,500
23.   Admin - 4%             $  4,200,000      $  4,950,000

                                     2001              2002              2003              2004              2005             2006
24.     Total Operating
        SJE                  $    300,000      $    700,000      $  1,248,000      $  3,328,000      $  5,850,000     $  9,750,000
25.                                                      15%               13%               13%               13%              13%
26.   All Ovation
      Operating Expenses
27.   Warranty accrual       $     39,000      $    333,000      $    765,000      $    909,000      $  1,508,000     $  2,344,000
28.   Engineering            $    936,000      $  1,123,000      $  1,530,000      $  3,031,000      $  5,028,000     $  7,812,000
29.   Sales and Marketing    $     13,000      $     95,000      $    945,000      $  1,665,000      $  3,600,000     $  5,400,000
30.   G&A Overhead           $    482,000      $    723,000      $  1,530,000      $  3,031,000      $  5,028,000     $  7,812,000
31.     Total Operating
        Ovation              $  1,470,000      $  2,274,000      $  4,770,000      $  8,636,000      $ 15,164,000     $ 23,368,000
32.
33.   Allocated Ovation
      Operating Expenses
34.   Warranty accrual -
      1.4%                   $     39,000      $    277,500      $    382,500      $    519,429      $    729,677     $  1,065,455
35.   Engineering - 4.7%     $    936,000      $    935,833      $    765,000      $  1,732,000      $  2,432,903     $  3,550,909
36.   Sales and Marketing    $         --      $         --      $         --      $         --      $         --     $         --
37.   G&A Overhead - 4%      $    482,000      $    602,500      $    765,000      $  1,732,000      $  2,432,903     $  3,550,909
38.     Total Operating
        Ovation              $  1,457,000      $  1,815,833      $  1,912,500      $  3,983,429      $  5,595,484     $  8,167,273
39.                                                      38%               20%               16%               12%              11%
40.
41.
42.   Septic Appl Net
      Income (Loss)          $ (1,757,000)     $ (1,390,833)     $   (475,500)     $  1,544,571      $  6,539,516     $ 15,082,727
43.     % to Sales                                     -29%               -5%                 6%               15%              20%
44.     Accum Net (Loss)
        Income               $ (1,757,000)     $ (3,147,833)     $ (3,623,333)     $ (2,078,762)     $  4,460,754     $ 19,543,481
45.     Split of Net
        Income (Loss)        $   (878,500)     $   (695,417)     $   (237,750)     $    772,286      $  3,269,758     $  7,541,364

                                     2007              2008
24.     Total Operating
        SJE                  $ 13,650,000      $ 16,087,500
25.                                    13%               13%
26.   All Ovation
      Operating Expenses
27.   Warranty accrual       $         --      $         --
28.   Engineering            $         --      $         --
29.   Sales and Marketing    $         --      $         --
30.   G&A Overhead           $         --      $         --
31.     Total Operating
        Ovation              $         --      $         --
32.
33.   Allocated Ovation
      Operating Expenses
34.   Warranty accrual -
      1.4%                   $  1,470,000      $  1,732,500
35.   Engineering - 4.7%     $  4,935,000      $  5,816,250
36.   Sales and Marketing    $         --      $         --
37.   G&A Overhead - 4%      $  4,200,000      $  4,950,000
38.     Total Operating
        Ovation              $ 10,605,000      $ 12,498,750
39.                                    19%               10%
40.
41.
42.   Septic Appl Net
      Income (Loss)          $ 25,620,000      $ 27,483,750
43.     % to Sales                     24%               22%
44.     Accum Net (Loss)
        Income               $ 45,163,481      $ 72,647,231
45.     Split of Net
        Income (Loss)        $ 12,810,000      $ 13,741,875

Assumptions Made

Line
2    Unit sales- SJE's estimate              SJE's projections of the septic appliance used for comparison purposes only
3    Unit sales-Ovation Estimate with SJE    Ovation estimate of unit sales with SJE used for computing total sales and COGS
4    Unit sales-Ovation estimate with other  Ovation estimate of unit sales with others used in computing allocation of total
                                             Ovation operating expenses
6    Unit selling price                      Year 2001 used the cost of the product to show no gross profit made on first units
                                             Years 2002 - 20011 used SJE's projected selling price
8    Unit cost                               Based on Ovation's projections of all units divided into COGS
9    Additional unit cost adder              Additional cost added to unit cost to be able to meet 500 gallons/day and cost conservative adder
10   Panel costing                           Based on SJE's estimate of $250 declining $10 per year
11   Shipping/handling cost                  Used $200 per unit decreasing annually by $10 - averages between 4-6% of selling price
                                             Compared to SJE manufacturing of 10.6% of sales
12   Total septic cost                       Addition of unit cost, unit cost adder, panel cost and shipping/handling
14   Septic Appliance Sales                  Multiplied unit sales-ovation estimate with SJE times unit selling price
15   Septic Appl Cost of Goods Sold          Multiplied unit sales-ovation estimate with SJE times total septic cost
17   Septic Gross Profit                     Septic appliance sales less septic appl cost of goods sold
18   GP %                                    Septic appliance gross profit divided by septic appliance sales
21   Marketing - 8%                          SJE's Marketing expenses projected at 8% of sales for years 2003-2011, planned for 2001 and 2002
22   Engineering - 1%                        SJE's Engineering expenses projected at 1% of sales for years 2003-2011, planned for
                                             2001 and 2002
23   Admin - 4%                              SJE's Admin expenses projected at 4% of sales for years 2003-2011, planned for 2001 and
                                             2003
24       Total Operating SJE                 Total marketing, engineering and admin expenses for SJE
26   All Ovation Operating Expenses          Section for all Ovations forecasted operating expenses for years 2001-2006
27   Warranty accrual                        Ovation projected total warranty expense for years 2001-2006
28   Engineering                             Ovation projected total engineering expense for years 2001-2006
29   Sales and Marketing                     Ovation projected total sales and marketing expenses for years 2001-2006
30   G&A Overhead                            Ovation projected total G&A overhead expense for years 2001-2006
31       Total Operating Ovation             Total Ovation warranty, engineering, sales & marketing, and G&A overhead for years
                                             2001-2006
33   Allocated Ovation Operating Expense     Section for allocated Ovation forecasted operating expenses
34   Warranty accrual - 1.4%                 Allocated warranty expenses based on unit sales to SJE to total Ovation unit sales for years 2001-2006, years 2007-2011 is computed at 1.4%
35   Engineering - 4.7%                      Allocated engineering expense based on unit sales to SJE to total Ovation unit sales for years 2001-2006, years 2007-2011 is computed at 4.7%
36   Sales and Marketing                     No sales and marketing expenses allocated as these costs for Ovation are a result of other sales
37   G&A Overhead - 4%                       Allocated G&A expenses based on unit sales to SJE to total Ovation unit sales for years
                                             2001-2006, years 2007-2011 is computed at 4% to sale
38       Total Operating Ovation             Total allocated Ovation warranty, engineering, and G&A expenses
42   Septic Appl Net Income (Loss)           Septic Gross Profit less SJE's operating expenses - Ovations allocated operating expense
43       % to Sales                          Septic appl net income divided by septic appliance sales
44       Accum Net (Loss) Income             Accumulated net (loss) income
47       Split of Net Income (Loss)          Split of Septic appliance net income (loss)

                             2001              2002              2003              2004             2005             2006
Septic Appliance
Statement
Unit Sales-SJE's
Estimate                       50               500             1,400             4,500            9,000           17,000
Unit
Sales-Ovation
Estimate with SJE             100             1,500             3,000             8,000           15,000           25,000
Unit
Sales-Ovation
Estimate with
other                          25               300             3,000             6,000           16,000           30,000

Unit Selling
Price                                  $      3,200      $      3,200      $      3,200     $      3,000     $      3,000

Unit Cost            $      1,864      $      1,500      $      1,275      $      1,083     $        811     $        710

Septic Appliance
Sales                                  $  4,800,000      $  9,600,000      $ 25,600,000     $ 45,000,000     $ 75,000,000
Septic Appl Cost
of Goods Sold        $    128,200      $  3,300,000      $  5,925,000      $ 14,264,000     $ 22,665,000     $ 35,250,000

Septic Gross
Profit               $   (128,200)     $  1,500,000      $  3,675,000      $ 11,336,000     $ 22,335,000     $ 39,750,000
GP%                                              31%               38%               44%              50%              53%

SJE Operating
Expenses
Marketing - 8%       $     40,000      $    250,000      $    768,000      $  2,048,000     $  3,600,000     $  6,000,000
Engineering - 1%     $    130,000      $    200,000      $     96,000      $    256,000     $    450,000     $    750,000
Admin - 4%           $    130,000      $    250,000      $    384,000      $  1,024,000     $  1,800,000     $  3,000,000
  Total
  Operating SJE      $    300,000      $    700,000      $  1,248,000      $  3,328,000     $  5,850,000     $  9,750,000
                                                 15%               13%               13%              13%              13%
All Ovation
Operating
Expenses
Warranty accrual     $     39,000      $    333,000      $    765,000      $    909,000     $  1,508,000     $  2,344,000
Engineering          $    936,000      $  1,123,000      $  1,530,000      $  3,031,000     $  5,028,000     $  7,812,000
Sales and
Marketing            $     13,000      $     95,000      $    945,000      $  1,665,000     $  3,600,000     $  5,400,000
G&A Overhead         $    482,000      $    723,000      $  1,530,000      $  3,031,000     $  5,028,000     $  7,812,000
  Total
  Operating
  Ovation            $  1,470,000      $  2,274,000      $  4,770,000      $  8,636,000     $ 15,164,000     $ 23,368,000

                             2007              2008              2009              2010             2011
Septic Appliance
Statement
Unit Sales-SJE's
Estimate                   25,000            37,500            50,000            62,500           75,000
Unit
Sales-Ovation
Estimate with SJE          35,000            45,000            55,000            65,000           75,000
Unit
Sales-Ovation
Estimate with
other                      45,000            55,000            65,000            75,000           85,000

Unit Selling
Price                $      3,000      $      2,750      $      2,600      $      2,600     $      2,600

Unit Cost            $        625      $        574      $        550      $        525     $        500

Septic Appliance
Sales                $105,000,000      $123,750,000      $143,000,000      $169,000,000     $195,000,000
Septic Appl Cost
of Goods Sold        $ 46,375,000      $ 57,330,000      $ 68,750,000      $ 79,625,000     $ 90,000,000

Septic Gross
Profit               $ 58,625,000      $ 66,420,000      $ 74,250,000      $ 89,375,000     $105,000,000
GP%                            56%               54%               52%               53%              54%

SJE Operating
Expenses
Marketing - 8%       $  8,400,000      $  9,900,000      $ 11,440,000      $ 13,520,000     $ 15,600,000
Engineering - 1%     $  1,050,000      $  1,237,500      $  1,430,000      $  1,690,000     $  1,950,000
Admin - 4%           $  4,200,000      $  4,950,000      $  5,720,000      $  6,760,000     $  7,800,000
  Total
  Operating SJE      $ 13,650,000      $ 16,087,500      $ 18,590,000      $ 21,970,000     $ 23,350,000
                               13%               13%               13%               13%              13%
All Ovation
Operating
Expenses
Warranty accrual     $         --      $         --      $         --      $         --     $         --
Engineering          $         --      $         --      $         --      $         --     $         --
Sales and
Marketing            $         --      $         --      $         --      $         --     $         --
G&A Overhead         $         --      $         --      $         --      $         --     $         --
  Total
  Operating
  Ovation            $         --      $         --      $         --      $         --     $         --

                             2001              2002              2003              2004             2005             2006
Allocated
Ovation
Operating
Expenses
Warranty accrual
- 1.4%               $     39,000      $    277,500      $    382,500      $    519,429     $    729,677     $  1,065,455
Engineering -
4.7%                 $    936,000      $    935,833      $    765,000      $  1,732,000     $  2,432,903     $  3,550,909
Sales and
Marketing            $         --      $         --      $         --      $         --     $         --     $         --
G&A Overhead - 4%    $    482,000      $    602,500      $    765,000      $  1,732,000     $  2,432,903     $  3,550,909
  Total
  Operating
  Ovation            $  1,457,000      $  1,815,833      $  1,912,500      $  3,983,429     $  5,595,484     $  8,167,273
                                                 38%               20%               16%              12%              11%

Septic Appl Net
Income (Loss)        $ (1,885,200)     $ (1,015,833)     $    514,500      $  4,024,571     $ 10,889,516     $ 21,832,727
  % to Sales                                    -21%                5%               16%              24%              29%
  Accum Net
  (Loss) Income      $ (1,885,200)     $ (2,901,033)     $ (2,386,533)     $  1,638,038     $ 12,527,554     $ 34,360,281
Split of Net
Income (Loss)        $   (942,600)     $   (507,917)     $    257,250      $  2,012,286     $  5,444,758     $ 10,916,364

                             2007              2008              2009              2010             2011
Allocated
Ovation
Operating
Expenses
Warranty accrual
- 1.4%               $  1,470,000      $  1,732,500      $  2,002,000      $  2,366,000     $  2,730,000
Engineering -
4.7%                 $  4,935,000      $  5,816,250      $  6,721,000      $  7,943,000     $  9,165,000
Sales and
Marketing            $         --      $         --      $         --      $         --     $         --
G&A Overhead - 4     $  4,200,000      $  4,950,000      $  5,720,000      $  6,760,000     $  7,800,000
  Total
  Operating
  Ovation            $ 10,605,000      $ 12,498,750      $ 14,443,000      $ 17,069,000     $ 19,695,000
                               10%               10%               10%               10%              10%

Septic Appl Net
Income (Loss)        $ 34,370,000      $ 37,833,750      $ 41,217,000      $ 50,336,000     $ 59,955,000
  % to Sales                   33%               31%               29%               30%              31%
  Accum Net
  (Loss) Income      $ 68,730,281      $106,564,031      $147,781,031      $198,117,031     $258,072,031
Split of Net
Income (Loss)        $ 17,185,000      $ 18,916,875      $ 20,608,500      $ 25,168,000     $ 29,977,500

                            2001            2002            2003            2004            2005            2006            2007
--------------------------------------------------------------------------------------------------------------------------------
SJE Products
Statement
SJE Product Sales    $24,143,000     $27,609,000     $32,074,000     $35,252,000     $38,283,000     $41,728,470     $45,066,748
Cost of Goods
Sold                 $15,285,000     $17,620,002     $20,533,872     $22,855,007     $23,985,792     $27,540,790     $29,744,053

SJE GP               $ 8,858,000     $ 9,988,998     $11,540,128     $12,396,993     $14,297,208     $14,187,680     $15,322,694
                            36.7%           36.2%           36.0%           35.2%           37.3%           34.0%             34%

Operating
Expenses             $ 7,058,000     $ 7,541,660     $ 7,876,721     $ 9,237,312     $10,400,287     $10,432,118     $11,266,687
                                              27%             25%             26%             27%             25%             25%

SJE Net Income       $ 1,800,000     $ 2,447,338     $ 3,663,407     $ 3,159,681     $ 3,896,921     $ 3,755,562     $ 4,056,007
Net Income % to
Sales                          7%              9%             11%              9%             10%              9%              9%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Septic Appliance
Statement
Septic Appliance                             500           1,400           4,500           9,000          17,000          25,000
Sales
Unit Selling
Price                               $   3,200.00    $   3,200.00    $   3,200.00    $   3,000.00    $   3,000.00    $   3,000.00
Septic Appliance
Sales                               $  1,600,000    $  4,480,000    $ 14,400,000    $ 27,000,000    $ 51,000,000    $ 75,000,000
Septic Appl Cost
of Goods Sold                       $  1,200,000    $  3,360,000    $ 10,800,000    $ 21,600,000    $ 40,800,000    $ 59,375,000

Septic Gross
Profit                              $    400,000    $  1,120,000    $  3,600,000    $  5,400,000    $ 10,200,000    $ 15,625,000
GP%                                           25%             25%             25%             20%             20%             21%
--------------------------------------------------------------------------------------------------------------------------------

                            2008            2009              2010             2011
-----------------------------------------------------------------------------------
SJE Products
Statement
SJE Product Sales     48,672,087    $ 52,079,134     55,724,672.87     $ 59,068,153
Cost of Goods
Sold                $ 32,123,578    $ 34,372,228    $   36,778,284     $ 38,984,981

SJE GP              $ 16,548,510    $ 17,706,905    $   18,946,389     $ 20,083,172
                              34%             34%               34%              34%

Operating
Expenses            $ 12,168,022    $ 13,019,883    $   13,931,168     $ 14,767,038
                              25%             25%               25%              25%

SJE Net Income      $  4,380,488    $  4,687,122    $    5,015,221     $  5,316,134
Net Income % to
Sales                          9%              9%                9%               9%
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Septic Appliance
Statement
Septic Appliance          37,500          50,000            62,500           75,000
Sales
Unit Selling
Price               $   2,750.00    $   2,600.00    $     2,600.00     $   2,600.00
Septic Appliance
Sales               $103,125,000    $130,000,000    $  162,500,000     $195,000,000
Septic Appl Cost
of Goods Sold       $ 80,625,000    $100,000,000    $  121,875,000     $142,500,000

Septic Gross
Profit              $ 22,500,000    $ 30,000,000    $   40,625,000     $ 52,500,000
GP%                           22%             23%               25%              27%
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Septic Operating
Expenses
Marketing           $     40,000      $    250,000      $    450,000     $  1,152,000     $  2,160,000     $  4,080,000
Engineering         $    130,000      $    200,000      $    200,000     $    200,000     $    270,000     $    510,000
Admin               $     10,000      $     20,000      $    179,200     $    576,000     $  1,080,000     $  3,060,000
  Total
  Operating
  Ovation           $    180,000      $    470,000      $    829,200     $  1,928,000     $  3,510,000     $  7,650,000
                                                                                   13%              13%              15%
Septic Appl Net
Income (Loss)       $   (180,000)     $    (70,000)     $    290,800     $  1,672,000     $  1,890,000     $  2,550,000
% to Sales                                                         6%              12%               7%               5%
Accum Net (Loss)
Income              $   (180,000)     $   (250,000)     $     40,800     $  1,712,800     $  3,602,800     $  6,152,800
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Combined
Statement
Sales               $ 24,143,000      $ 29,209,000      $ 36,554,000     $ 49,652,000     $ 65,283,000     $ 92,728,470
Cost of Goods
Sold                $ 15,285,000      $ 18,820,002      $ 23,893,872     $ 33,655,007     $ 45,585,792     $ 68,340,790

Gross Profit        $  8,858,000      $ 10,388,998      $ 12,660,128     $ 15,996,993     $ 19,697,208     $ 24,387,680
GP%                           37%               36%               35%              32%              30%              26%

Operating
Expenses            $  7,238,000      $  8,011,660      $  8,705,921     $ 11,165,312     $ 13,910,287     $ 18,082,118
% to Sales                    30%               27%               24%              22%              21%              20%

Operating Income    $  1,620,000      $  2,377,338      $  3,954,207     $  4,831,681     $  5,786,921     $  6,305,562
  % to Sales                   7%                8%               11%              10%               9%               7%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  0.31             0.42

------------------------------------------------------------------------------------------------------
Septic Operating
Expenses
Marketing           $  6,000,000      $  8,250,000      $ 10,400,000     $ 13,000,000     $ 15,600,000
Engineering         $    750,000      $  1,031,250      $  1,300,000     $  1,625,000     $  1,950,000
Admin               $  4,500,000      $  6,187,500      $  7,800,000     $  9,750,000     $ 11,700,000
  Total
  Operating
  Ovation           $ 11,250,000      $ 15,468,750      $ 19,500,000     $ 24,375,000     $ 29,250,000
                              15%               15%               15%              15%              15%
Septic Appl Net
Income (Loss)       $  4,375,000      $  7,031,250      $ 10,500,000     $ 16,250,000     $ 23,250,000
% to Sales                     6%                7%                8%              10%              12%
Accum Net (Loss)
Income              $ 10,527,800      $ 17,559,050      $ 28,059,050     $ 44,309,050     $ 67,559,050
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Combined
Statement
Sales               $120,066,748      $151,797,087      $182,079,134     $218,224,673     $254,068,153
Cost of Goods
Sold                $ 89,119,053      $112,748,578      $134,372,228     $158,653,284     $181,484,981

Gross Profit        $ 30,947,694      $ 39,048,510      $ 47,706,905     $ 59,571,389     $ 72,583,172
GP%                           26%               26%               26%              27%              29%

Operating
Expenses            $ 22,516,687      $ 27,636,772      $ 32,519,783     $ 38,306,168     $ 44,017,038
% to Sales                    19%               18%               18%              18%              17%

Operating Income    $  8,431,007      $ 11,411,738      $ 15,187,122     $ 21,265,221     $ 28,566,134
  % to Sales                   7%                8%                8%              10%              11%
------------------------------------------------------------------------------------------------------
                              29%             0.26              0.20             0.20             0.16

                                    EXHIBIT 6

                             DISTRIBUTION AGREEMENT

                                   (SEE TAB 8)

                                    EXHIBIT 7

                            CONFIDENTIALITY AGREEMENT

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

Agreement  between  Ovation  Products   Corporation   ("Ovation"),   a  Delaware
Corporation, and SJE-Rhombus ("SJE"), a Minnesota Corporation, regarding the provision or exchange of confidential information:

1. The Parties recognize that they will exchange a wide variety of information during the strategic alliance (the "Project") in the development, marketing and sale of wastewater treatment systems. The Parties recognize that, during the lifetime of the Project, it may be beneficial for one or the other of the Parties to disclose business information to third parties or for general public notification.

2. Confidential Information includes the following, by way of example but not exclusively:

      2.1   Technology information

      2.2   Test data and test reports

      2.3   Market forecasts or estimates

      2.4 Financial information, including such information as costs of good, revenues, margins, warranty allowances, or transfer prices

      2.5 Plans or intentions regarding the release or pricing of upcoming products or product enhancements

      2.6   Patentable ideas

      2.7   The existence and terms of the Strategic Alliance Agreement

3. Receiving Party agrees to take all reasonable steps to assure the continued confidentiality of the Confidential Information, and to protect this Confidential Information at least as well as it protects its own confidential information. Either party may reproduce, copy or otherwise record Confidential Information as necessary in the ordinary course of its business, taking reasonable steps to assure its continued confidentiality.

4. Each party agrees to keep confidential any trade secrets developed jointly or solely by each party.

5. Either party may disclose the following types of information to financial institutions (or similar institutions) which have an industry ethic of confidentiality:

      5.1   Financial information

      5.2   Market forecasts or estimates

      5.3   The existence and/or terms or the Strategic Alliance Agreement

6.    Ovation  is  free  to  disclose   technology   information  without  prior
      consultation with SJE.

7. SJE is free to disclose plans or intentions regarding the release and pricing of upcoming products or product enhancements without prior consultation with Ovation. The disclosure of trade secrets, patentable ideas, test data and test reports require mutual agreement between both parties.

8. The Parties agree to a mutual public disclosure to the press of the existence of the Project at a mutually-agreed time and manner.

9. The obligations provided for in Sections 2 through 6 above shall continue for the longest of:

      9.1 period of three years from the date the Strategic Alliance Agreement is fully executed

      9.2 a period of three years from the cancellation the Strategic Alliance Agreement

10. The obligations provided for above shall not apply to Confidential Information which:

      10.1 was, at the time of disclosure, in the public domain by publication or otherwise; or

      10.2 enters the public domain through no fault of receiving Party or its agents after receipt from disclosing Party; or

      10.3 is ordered disclosed pursuant to a judicial or other lawful government action, but only to the extent required by such action, and only after giving disclosing Party a minimum of five days' prior written notice of its intent to disclose such information.

11. Nothing in this Agreement shall be construed to grant to receiving Party any license or other right except for limited rights specifically provided for in this Agreement; and nothing herein shall be construed to limit or in any other way restrict any patent, copyright, trademark, or other intellectual property right which disclosing Party may have with respect to the Confidential Information.

12. This Agreement shall be governed by the same general terms as the Strategic Alliance Agreement. In the case of conflict, the Strategic Alliance Agreement shall govern.

13. This Agreement represents the complete agreement between the Parties on the subject matter hereof, and supersedes all prior agreements of understandings between the Parties relating thereto. This Agreement may not be altered or amended except by a document in writing signed by authorized representatives of both Parties.

                                    EXHIBIT 8

                         INTELLECTUAL PROPERTY AGREEMENT

                          OVATION PRODUCTS CORPORATION

                              INTELLECTUAL PROPERTY

Intellectual Property Agreement (the "Agreement") between Ovation Products Corporation ("Ovation"), a Delaware corporation, and S.J. Electro Systems, Inc. ("SJE"), a Minnesota corporation, regarding intellectual property rights:

PATENTABLE INVENTIONS

An invention developed solely by one party is the property of that party and may be patented by that party. Jointly developed patentable inventions will be the property of Ovation if the invention relates to the operation of the Distiller. Jointly developed inventions relating to the system that are not an integral part of the distiller are the property of SJE. Each party will notify the other of patentable inventions. If the party entitled to a given invention chooses not to secure patent protection, the other party shall have the right to file for patent protection.

Patent rights from jointly developed patentable inventions include:

      1. Ovation has a royalty-free license to use the jointly developed patents owned by SJE, including the right to sublicense subcontractors, transfer to successors, etc., for use in any distiller-base products. Ovation has no license to use the jointly developed patents owned by SJE for non-distiller-based products.

      2. SJE has a royalty-free license to use the joint IP owned by Ovation, including the right to sublicense subcontractors, transfer to successors, etc., for use in any on-site products. SJE has no license to use the joint IP owned by Ovation for distiller applications other than on-site applications.

      3. The owner of the patents has the exclusive right to license unrelated third parties

      4. In the case of infringement, the party who owns the patent has the exclusive right to go after infringers, and keeps any profits from the prosecution. The other party agrees to always give reasonable efforts to support the case.

TRADEMARKS

Ovation has the right to develop and use trademarks to identify the distiller and/or components of the distiller. SJE has the right to create and use trademarks that identify other parts of the System or the Systems as a whole.